Exhibit 99.1

For Immediate Release

COPART SHAREHOLDERS ASKED TO CONSIDER GRANT OF STOCK OPTIONS TO CEO AND PRESIDENT IN LIEU OF CASH AND EQUITY COMPENSATION FOR THE NEXT FIVE YEARS

CEO and President would work for $1 per year for the next five years

FAIRFIELD, CA (MARCH 12, 2009) — Copart, Inc. (NASDAQ: CPRT) today announced that its Board of Directors has called a Special Meeting of Shareholders on April 14, 2009 to consider a proposal to approve the grant of stock options to the Company’s Chairman and CEO, Willis J. Johnson, and its President, A. Jay Adair, in lieu of cash and other equity compensation for a five-year period.  If approved by the shareholders, Mr. Johnson and Mr. Adair would each be granted stock options to purchase 2,000,000 shares of the Company’s common stock at an exercise price equal to the closing price on the date of the special meeting, or any adjournment thereof, in lieu of cash and equity compensation (other than a salary of $1.00 per year) for a five-year period. Each option would become exercisable over five years, with twenty percent vesting one year from the date of grant, and the balance vesting monthly over the subsequent four years.

If shareholders approve the equity compensation plan, Mr. Johnson and Mr. Adair will both give up their annual salary, currently $750,000 per year, as well as any cash bonuses for the next five years.  Finally, Mr. Johnson and Mr. Adair will not receive any additional stock options or other equity incentives during the five year vesting term of the stock options.

“The Board believes this proposal demonstrates an extraordinary commitment on the part of senior management to Copart and its shareholders and offers strong evidence of management’s conviction concerning Copart’s strategy and prospects,” stated Dan Englander, Chairman of the Company’s Compensation Committee.  “In addition, this proposal will align Mr. Johnson and Mr. Adair’s incentives as closely as possible with our shareholder partners.  We believe shareholders will be comforted by the fact that Mr. Johnson and Mr. Adair will earn no compensation over the next five years unless they deliver where it is most visible, in the share price.  In an unprecedented market environment, this sharing of risk is a strong and unique statement by Mr. Johnson and Mr. Adair, and we stand behind them fully in this effort.  Having said that, we feel it is only right to put the matter before shareholders.  The Board believes this proposal is in the best interests of all Copart shareholders, and the individual members of the Board have committed their significant shares to vote in favor of it.”

“We have always had a long term commitment to the success of Copart and this proposal is a testament to that fact. Willis and I can’t think of a better way to demonstrate our long term belief in Copart than working for $1 per year. If the stock price doesn’t go up in the future we work for free. That’s what we call having real skin in the game,” said Jay Adair.

The affirmative vote of a majority of the shares of Copart common stock present (in person or by proxy) and voting at the special meeting is required to approve the option grants.  As shareholders, Mr. Johnson and Mr. Adair would otherwise be entitled to vote their shares at the Special Meeting.  Mr. Johnson and Mr. Adair have determined, however, with the concurrence of the Company’s Board of Directors, that they will abstain from voting at the Special Meeting any shares over which they exercise voting control.  As a result, the Company’s compensation committee and board of directors have determined that the proposal will not be implemented or deemed approved unless it is approved by the affirmative vote of a majority of the shares of the Company’s common stock that are present (in person or by proxy) and voting at the Special Meeting, excluding the vote of any shares over which Mr. Johnson or Mr. Adair exercise voting control.

“Since I founded Copart, my objective has always been to do what is best for the company, shareholders, and employees. Under this plan, Jay and I will be completely aligned with the shareholders.  Each of our independent directors has approved this plan and indicated they would vote in favor of it.  Because the purpose of this proposal is to benefit all of Copart’s shareholders, Jay and I have decided to abstain from voting our shares and let the public shareholders make the final determination on the proposal,” said Willis J. Johnson.

IMPORTANT INFORMATION:

On March 12, 2009, Copart filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) pursuant to which Copart is soliciting proxies with respect to proposal to be considered at the Special Meeting.  Prior to the special meeting, Copart will furnish the Proxy Statement to its shareholders.  COPART ADVISES SHAREHOLDERS TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  You may obtain the Proxy Statement and other relevant documents free of charge at the website maintained by the SEC, www.sec.gov.  You may also obtain a free copy of the Proxy Statement and each of the related documents by (i) submitting a written request to Copart, Inc., Attn:  Investor Relations Department, 4665 Business Center Drive, Fairfield, California 94534; (ii) telephoning Copart’s Investor Relations Department at (707) 639-5000; or (iii) accessing such documents on the Investor Relations section of Copart’s website at www.copart.com.

Copart and its officers and directors, including the officers and directors identified in this press release, may be deemed to be participants in the solicitation of proxies relating to the matters to be considered at the Special Meeting.  Information regarding such individuals and their direct and indirect interests in Copart’s securities and in the proposal for which Copart is seeking shareholder approval is included in the Proxy Statement filed with the SEC on March 12, 2009, in the proxy statement filed with the SEC on November 4, 2008 related to Copart’s annual meeting of shareholders, and in Copart’s Annual Report on Form 10-K filed with the SEC on September 29, 2008 for the year ended July 31, 2008.

About Copart:

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dismantlers, rebuilders, exporters and, in some states, to end users. Copart remarkets the vehicles through Internet sales utilizing its proprietary VB(2) technology. Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships, the general public and others. The company currently operates 147 facilities in the United States, Canada and the United Kingdom. Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made. For more information, or to become a registered buyer, visit www.copart.com.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the views held by Copart’s directors and management with respect to Copart’s future prospects and the ability of the executive compensation plan that is the subject of the proxy statement to align management and shareholder interests.  Forward-looking statements are based on management’s current expectations and are subject to numerous risks and uncertainties.  There can be no assurances that the proposed executive compensation structure will result in increases in the value of Copart’s common stock or that the compensation structure will have a positive effect on Copart’s future operating results and financial condition.  Copart’s business and future operating results are subject to numerous risks and uncertainties, including risks that affect auction pricing for our salvage vehicles, our ability to obtain and retain contracts with key vehicle suppliers, and risks associated with Copart’s recently expanded operations in the United Kingdom.  For a more complete discussion of the risks that could affect Copart’s business, you should review the risks identified in Copart’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the SEC.  Copart does not undertake to update any forward-looking statement that may be made from time to time on its behalf.

Contact: Cindy Cross, Assistant to the Chief Financial Officer           (707) 639-5427